AGREEMENT OF PURCHASE AND SALE

     BY THIS AGREEMENT, dated for reference purposes the 27th day of July, 1988, Saratoga National Bank ("Buyer"), does herein agree to purchase from Independent Holdings, Inc., a California Corporation ("Seller"), that certain real property and improvements thereon, situated in the City of Saratoga, County of Santa Clara, State of California, ("Property"), described as follows:

     Parcel 1 as identified in that certain preliminary title report issued by Continental Land Title Company, dated as of April 29, 1988, No. HL144634 ("Title Report"), a copy of which is attached hereto, marked Exhibit "A", and incorporated by reference herein.

     1. Purchase Price. The purchase price shall be One Million Eight Hundred Thousand and no/100 ($1,800,000.00) Dollars., payable in lawful money of the United States of America as follows:

     a. Fifty Thousand and no/100 ($50,000.00) Dollars (CASH) evidenced by Personal Check as deposit on the purchase price, receipt of which is hereby acknowledged by Broker. Said sum shall be paid by Buyer to Seller, which shall be nonrefundable and paid to Seller outside of escrow.

     b. One Million Eight Hundred Thousand and no/100 ($1,800,000.00) Dollars including the above deposit, to be paid at the close of escrow, less the balance of the note to be assumed by Buyer.

     c. Buyer to assume the existing first note secured by deed of trust, or at Buyer's option, to pay off said first note.

     2. Escrow. Within ten (10) days after Buyer's execution hereof an escrow shall be opened by depositing a signed copy of this Agreement with the Escrow Holder. Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement, which Agreement together with Escrow Holder's Standard general provisions, shall constitute Escrow Holder's escrow instructions. Seller and Buyer shall each deposit such other instruments and funds as are necessary to close the escrow and complete the sale and purchase of the property in accordance with the terms hereof. The obligations of each party which are herein agreed to be undertaken by each party in the escrow shall be and are hereby made agreements of such party in and under this Agreement independent of the escrow. If any requirements relating to the duties or obligations of Escrow Holder hereunder are not acceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties agree to make such deletions, substitutions and additions to these escrow instructions relating to such duties or obligations of Escrow Holder or clarification of these instructions as counsel for Seller and for Buyer shall mutually approve, and which do not substantially change this Agreement or its intent. Seller and Buyer agree to perform, observe and fulfill the requirements of this Agreement notwithstanding said deletions, substitutions or additions to said escrow instructions. Seller and Buyer shall deposit all necessary documents with the escrow holder in a timely manner. The date for close of escrow shall be determined pursuant to Section 20 hereof.

     3. Title. Buyer acknowledges receipt of a copy of the above-referenced Title Report attached hereto as Exhibit "A" and approves the report.

     4. Transfer Tax; Escrow Fees. Seller hereby agrees to pay any County Documentary Tax. Buyer and Seller shall each pay one-half of the escrow fees for this transaction, and any city conveyance tax.

     5. Properties. Real property taxes and the current installment of any special assessments shall be prorated through escrow to the close of escrow, such proration to be based upon the current tax bill for the Property. Non-delinquent tenant rentals shall be prorated through escrow to the close of escrow. Rentals delinquent at the closing shall be prorated to the close of escrow when and if collected.

          b. Deposits. The amount of any security deposits and other tenant deposits retained by Seller shall be credited to Buyer in the escrow, and Buyer shall agree to hold Seller harmless from any claim by any tenant for the return of such deposits.

          c. Utilities. Seller shall be responsible for all utility services to the Property and payment therefore until 5:00 P.M. on the closing date and Buyer shall be responsible for utility services and payments therefore thereafter. Seller shall be entitled to a return of any deposits posted by it with any utility company and Buyer shall be obligated to post its own deposits. Seller shall notify each utility company of the change in ownership but Buyer shall execute all forms necessary to assume responsibility for utility services after the close of escrow.

          d. Service and Maintenance Contracts. Seller shall be responsible for payment of all service and maintenance contracts to 5:00 P.M. of the closing date and Buyer shall be responsible for such payment thereafter.

     Taxes. Tax information including assessments, it any has been obtained and conveyed to Buyer by the Broker named below from the records of the County Assessor.

     Assessments. Any existing assessment and/or improvement bonds, either currently of record or levied prior to recordation of the Grant Deed to Buyer shall be assumed by Buyer.

     Possession. Possession of the subject property shall be delivered to Buyer immediately upon recordation of the Grant Deed.

     Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto and is executed voluntarily after full investigation, and is not made in reliance upon any representation or statement made by the Seller or Broker. Buyer hereby acknowledges receipt of a copy hereof. This Agreement shall survive the recordation of the Grant Deed and the close of escrow.

     Assignment. Buyer may assign its rights hereunder with the prior written consent of Seller. Seller may assign its rights hereunder so long as it covenants to remain responsible for the full performance hereof through close of escrow.

     Destruction and Condemnation. In the event the Property shall be damaged by reason of an insured peril, this transaction shall close as scheduled but Seller shall pay over to Buyer in Escrow, at closing, all insurance proceeds received, and assign to Buyer Seller's rights to insurance proceeds not yet received in connection with the casualty. Notwithstanding any other provisions hereof, closing in such event shall in no case occur later than ninety (90) days following the date of the casualty, or the date close of escrow would otherwise have occurred under the terms hereof, whichever occurs later.

     In the event of damage to the Property occasioned by an uninsured peril, Seller may, at its option, either (1) terminate this agreement, or (2) restore the Property, in which case the time set for close of escrow shall be extended for up to 120 days to permit said restoration.

     In the event that, prior to the Close of Escrow, a governmental entity shall commence any action of eminent domain to take any portion or all of the Property, the closing called for herein shall occur and Buyer shall be entitled to the award relating to the eminent domain proceeding(s).

     12. A. FLOOD CONTROL ACT. To the best of Seller's actual knowledge, the property is not located in a "flood zone" as set forth on H.U.D. "Special Flood Zone Area Maps." As a condition to obtaining financing on most properties located in "flood zones," some banks, savings and loan associations and insurance lenders require that H.U.D. flood insurance be carried where such properties are security for the loan. This requirement is mandated by the H.U.D. National Flood Insurance Program and became effective March 1, 1975. Buyer acknowledges that Buyer has not received or relied upon any representations from either Seller or Broker(s) regarding the application, legal effect, interpretation or economic consequences of the National Flood Insurance Program and related legislation.

     B. SPECIAL STUDIES ZONE ACT. To the best of Seller's actual knowledge, the Property is not located in a Special Study Zone as designed under the Alquist-Priolo Special Studies Zone Act, Sections 2621-2630 inclusive of the California Public Resources Code, or is otherwise in an area of high geologic hazard, and as such the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such a report is waived by the applicable governmental authority under the terms of that Act. Buyer acknowledges that Buyer has not received or relied upon any representation on this subject matter by Seller or Broker(s).

     13. LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE

THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT AT THE TIME OF MAKING THIS AGREEMENT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER BY REASON OF ANY DEFAULT BY BUYER IN THE TIMELY PERFORMANCE OF ITS OBLIGATION TO PURCHASE THE PROPERTY AS PROVIDED HEREIN. THE PARTIES HERETO FURTHER AGREE THAT THEIR BEST ESTIMATE, BASED ON ALL RELEVANT FACTS, OF THE TOTAL DAMAGE THAT SELLER WOULD SUFFER IN THE EVENT OF ANY DEFAULT IN THE TIMELY PERFORMANCE BY BUYER OF BUYER'S OBLIGATION TO PURCHASE THE PROPERTY, IS AND SHALL BE FIFTY THOUSAND DOLLARS ($50,000.00). ACCORDINGLY, IN THE EVENT BUYER FAILS TO PERFORM ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT, UNLESS SELLER IS THEN IN DEFAULT HEREUNDER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER AND SELLER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO RETAIN THE AMOUNT OF THE DEPOSIT THERETOFORE RELEASED TO SELLER FROM THE ESCROW AS LIQUIDATED DAMAGES. SELLER AND BUYER HAVE BOTH PLACED THEIR INITIALS IN THE SPACES BELOW TO INDICATE THAT THEY HAVE READ, UNDERSTAND AND AGREE TO THIS LIQUIDATED DAMAGES PROVISION.

     14. Attorney's Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney's fee and costs.

     15. Dual Agency. It is the common business practice of Saratoga Investment Company and its agents to exclusively list investment real estate and also to represent Buyers in the purchase of that same real estate. Therefore, Saratoga Investment Company does hereby give notice to the undersigned Buyer and Seller that it is representing both Buyer and Seller in this transaction. It is further disclosed that the undersigned Buyer's agent is representing both Buyer and Seller in this transaction. The signatures of the Buyer and Seller below attest that this disclosure was made in writing prior to Buyer and Seller entering into this Agreement.

     16. Time. Time is of the essence of this Agreement.

     17. Binding Effect. This Agreement is binding upon the heirs, executors, administrators, successors and/or assigns of all parties thereto.

     18. Seller's Exculpation. Neither the Seller nor any officer, agent or representative of the Seller shall be held to any personal liability hereunder, nor shall resort be had to their private property for satisfaction of any claim hereunder or in connection with the affairs of the Seller, and only the Property herein shall be liable. This limitation shall extend to any agreement, covenant. assignment, assumption or action made, delivered, executed or done under or in connection with this agreement.

     19. Condition of Property. By close of escrow as herein prescribed, and delivery by Seller to Buyer of possession of the Property at closing, Buyer shall be conclusively deemed to have accepted the property in its "as is" condition without representation or warranty by Seller. Buyer represents and warrants that it has relied upon its own inspections and that of its professional advisers in its examination of the Property and all improvements thereupon.

     20. Contingency. Buyer acknowledges that Seller does not presently own the Property, but that Seller has entered into an option agreement with the current owner for acquisition of the Property and the other parcels referenced in the Title Report. Said parcels collectively comprise the Park Saratoga Shopping Center. Within Seller's agreement with the owner, escrow is scheduled to close on or before August 31, 1988. Escrow created hereunder shall be scheduled to close contemporaneously therewith, but not later than the August 31, 1988 closing date unless extended as herein set forth. If Buyer elects to extend the Closing Date, then Buyer shall make an additional payment to Seller of $50,000.00 by August 29, 1988 (which shall be nonrefundable and paid to Seller outside of escrow), and the Closing Date shall be extended to September 30, 1988. If Seller is unable for any reason (except seller's willful breach of its agreement with the owner) to acquire title to the entire Park Saratoga Shopping Center within one hundred twenty (120) days after exercise of the option, then this Agreement shall automatically terminate and be of no further force and effect, and Buyer shall be entitled to the return of all deposits made pursuant to this Agreement.

     21. Reciprocal Easement Agreement. Prior to close of escrow, but contingent thereon, Buyer and Seller shall enter into a Reciprocal Easement Agreement in the form attached hereto as Exhibit "B." Said Agreement shall be recorded at close of escrow.

     22. Bank Lease. Buyer shall take title subject to the existing leasehold of Saratoga National Bank and shall agree to assume all obligations of Lessor thereunder and to hold Seller harmless therefrom.

     NOTICE: TO SELLER AND BUYER: Saratoga Investment Company, the Broker in this transaction, is not authorized to give legal or tax advice, no representation or recommendation is made by Saratoga Investment Company or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto, since these are matters which should be discussed with your attorney.

BROKER                                      BUYER

SARATOGA INVESTMENT COMPANY                 SARATOGA NATIONAL BANK

/s/ Norman A. Nason                         /s/ Richard L. Mount,
Norman A. Nason                             Richard L. Mount, President

NOTICE: THE AMOUNT OF REAL ESTATE COMMISSIONS IS NOT FIXED BY LAW. THEY ARE SET BY EACH BROKER INDIVIDUALLY AND MAY BE NEGOTIATED BETWEEN THE SELLER AND BROKER.

On this 28th day of July, 1988, the purchase depicted herein is hereby accepted and I (we) agree to sell the subject property on the stated terms and conditions. The Seller acknowledges receipt of a copy of this Agreement. I (we) further agree to pay SARATOGA INVESTMENT COMPANY Broker, a real estate commission being $11,500.00.

SELLER

INDEPENDENT HOLDINGS INC.

/s/ Martin Zanbel

Date:  July 28, 1988